UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Sagimet Biosciences Inc. (the “Company”) filed a Current Report on Form 8-K on June 6, 2024 in connection with a press release announcing the presentation of positive data from its FASCINATE-2 Phase 2b clinical trial of denifanstat versus placebo in biopsy-confirmed metabolic dysfunction-associated steatohepatitis (MASH) patients at the European Association for the Study of the Liver (EASL) Congress 2024 (the “Original 8-K”). This Amendment No. 1 to the Original 8-K is being filed to correct typographical errors in the press release and file a copy of the revised press release as Exhibit 99.1, and no changes to the other information filed with the Original Form 8-K have been made.

Item 8.01	Other Events.

On June 6, 2024, the Company filed a Current Report on Form 8-K announcing that the Company issued a press release regarding its presentation of positive data from its FASCINATE-2 Phase 2b clinical trial of denifanstat versus placebo in biopsy-confirmed metabolic dysfunction-associated steatohepatitis (MASH) patients at the European Association for the Study of the Liver (EASL) Congress 2024. The press release was revised to correct typographical errors as discussed in the Explanatory Note and a copy of the revised press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Revised Press Release of Sagimet Biosciences Inc., dated June 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: June 13, 2024	By:	/s/ David Happel
David Happel
Chief Executive Officer